CNA Financial Corporation
Supplemental Financial Information

Specialty and Commercial Segments - Results of Operations
Revised Quarterly and Annual Results for 2017 and 2016

This report is for informational purposes only and includes financial exhibits that are unaudited. This report should be read in conjunction with documents filed with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Table of Contents

Page
Segment Results of Operations
Specialty...	1
Commercial ...	2
Definitions and Presentation............................................................................................................................................................................................	3

Segment Realignment

As previously disclosed in our Annual Report 10-K for the year ended December 31, 2017, in the first quarter of 2018, CNA changed the segment presentation of its life sciences business and technology and media related errors and omissions (E&O) business within Specialty and Commercial business segments as a result of a change in management responsibility for those businesses. The life sciences business, with approximately $110 million of net written premium, provides product liability and other coverages such as property and workers compensation associated with the life sciences industry. This business, which was previously reported as part of the Specialty business segment, is now reported as part of the Commercial business segment.  The technology and media related E&O business, with approximately $70 million of net written premium, provides network security and privacy, media and E&O coverage primarily for technology risks.  This business, which was previously reported as part of the Commercial business segment, is now reported as part of the Specialty business segment.
These changes in management responsibility were made to better align the line of business underwriting expertise and the manner in which the products are sold. There was no change to the International, Life & Group and Corporate & Other business segments. Segment data for prior reporting periods has been adjusted to reflect the new segment reporting.
The reclassification of historical segment information has no effect on the Company's previously reported consolidated results of operations, financial condition or cash flows.

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Specialty - Results of Operations

	2017					2016
(In millions)	YTD	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1
Gross written premiums	$6,904	$1,748	$1,753	$1,665	$1,738	$6,760	$1,670	$1,780	$1,687	$1,623
Net written premiums	2,731	665	695	701	670	2,738	663	720	681	674

Net earned premiums	2,712	688	692	678	654	2,743	681	695	693	674
Net investment income	522	128	129	117	148	497	131	135	128	103
Other revenues	391	99	100	98	94	362	93	92	90	87
Total operating revenues	3,625	915	921	893	896	3,602	905	922	911	864
Insurance claims and policyholders' benefits	1,537	382	359	395	401	1,493	387	346	374	386
Amortization of deferred acquisition costs	590	150	151	147	142	586	147	150	147	142
Other insurance related expenses	279	76	65	71	67	295	74	76	71	74
Other expenses	342	94	85	83	80	312	81	77	78	76
Total claims, benefits and expenses	2,748	702	660	696	690	2,686	689	649	670	678
Core income (loss) before income tax	877	213	261	197	206	916	216	273	241	186
Income tax (expense) benefit on core income (loss)	(295)	(72)	(88)	(66)	(69)	(310)	(73)	(94)	(81)	(62)
Core income (loss)	$582	$141	$173	$131	$137	$606	$143	$179	$160	$124

Other Performance Metrics
Underwriting gain (loss)	$306	$80	$117	$65	$44	$369	$73	$123	$101	$72

Loss & LAE ratio	56.5%	55.5%	51.7%	58.1%	61.2%	54.3%	57.1%	49.3%	53.8%	57.1%
Acquisition expense ratio	20.1	20.6	20.0	20.1	19.9	20.1	20.2	20.0	20.1	20.0
Underwriting expense ratio	11.9	12.3	11.2	11.9	12.0	12.0	12.3	12.4	11.3	12.1
Expense ratio	32.0	32.9	31.2	32.0	31.9	32.1	32.5	32.4	31.4	32.1
Dividend ratio	0.2	0.2	0.2	0.2	0.1	0.2	(0.3)	0.6	0.2	0.2
Combined ratio	88.7%	88.6%	83.1%	90.3%	93.2%	86.6%	89.3%	82.3%	85.4%	89.4%
Combined ratio excluding catastrophes and development	93.8%	94.5%	92.6%	93.2%	94.9%	95.4%	96.5%	95.8%	94.2%	94.9%

Net accident year catastrophe losses incurred	$44	$—	$35	$5	$4	$17	$3	$1	$9	$4
Effect on loss & LAE ratio	1.6%	(0.1)%	5.0%	0.9%	0.6%	0.6%	0.5%	0.1%	1.3%	0.6%

Net prior year development and other: (favorable) / unfavorable	$(187)	$(41)	$(102)	$(27)	$(17)	$(264)	$(52)	$(95)	$(72)	$(45)
Effect on loss & LAE ratio	(6.7)%	(5.8)%	(14.5)%	(3.8)%	(2.3)%	(9.4)%	(7.7)%	(13.6)%	(10.1)%	(6.1)%

Rate	1%	1%	—%	1%	1%	1%	1%	1%	—%	2%
Renewal premium change	2	1	—	3	3	2	1	2	1	3
Retention	88	86	90	89	88	88	86	89	89	88
New business	$242	$65	$60	$62	$55	$239	$56	$63	$57	$63

Commercial - Results of Operations

	2017					2016
(In millions)	YTD	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1
Gross written premiums	$3,119	$766	$733	$861	$759	$3,041	$710	$729	$814	$788
Net written premiums	2,922	719	697	782	724	2,883	678	697	750	758

Net earned premiums	2,881	752	752	716	661	2,840	711	728	705	696
Net investment income	658	163	166	146	183	657	178	180	169	130
Other revenues	32	8	6	9	9	32	11	8	7	6
Total operating revenues	3,571	923	924	871	853	3,529	900	916	881	832
Insurance claims and policyholders' benefits	1,948	478	614	430	426	1,914	551	437	476	450
Amortization of deferred acquisition costs	481	122	122	120	117	475	120	119	118	118
Other insurance related expenses	530	137	136	129	128	566	140	152	132	142
Other expenses	57	26	6	10	15	36	10	10	12	4
Total claims, benefits and expenses	3,016	763	878	689	686	2,991	821	718	738	714
Core income (loss) before income tax	555	160	46	182	167	538	79	198	143	118
Income tax (expense) benefit on core income (loss)	(186)	(54)	(14)	(62)	(56)	(183)	(27)	(68)	(47)	(41)
Core income (loss)	$369	$106	$32	$120	$111	$355	$52	$130	$96	$77

Other Performance Metrics
Underwriting gain (loss)	$(78)	$15	$(120)	$37	$(10)	$(115)	$(100)	$20	$(21)	$(14)

Loss & LAE ratio	67.0%	62.6%	81.2%	59.6%	63.9%	67.1%	77.3%	59.7%	67.2%	64.1%
Acquisition expense ratio	18.0	17.8	18.0	17.2	19.1	18.3	19.3	18.2	17.3	18.4
Underwriting expense ratio	17.1	16.9	16.2	17.2	18.2	18.4	17.5	18.9	18.4	18.8
Expense ratio	35.1	34.7	34.2	34.4	37.3	36.7	36.8	37.1	35.7	37.2
Dividend ratio	0.6	0.9	0.5	0.6	0.5	0.3	(0.1)	0.5	0.4	0.4
Combined ratio	102.7%	98.2%	115.9%	94.6%	101.7%	104.1%	114.0%	97.3%	103.3%	101.7%
Combined ratio excluding catastrophes and development	95.9%	95.5%	94.7%	94.0%	100.0%	98.9%	100.4%	98.4%	97.6%	99.2%

Net accident year catastrophe losses incurred	$272	$34	$176	$35	$27	$117	$22	$12	$55	$28
Effect on loss & LAE ratio	9.5%	4.7%	23.9%	4.7%	3.9%	4.1%	3.0%	1.7%	7.9%	4.0%

Net prior year development and other: (favorable) / unfavorable	$(69)	$(15)	$(23)	$(30)	$(1)	$29	$78	$(22)	$(16)	$(11)
Effect on loss & LAE ratio	(2.7)%	(2.0)%	(2.7)%	(4.1)%	(2.2)%	1.1%	10.6%	(2.8)%	(2.2)%	(1.5)%

Rate	—%	—%	—%	—%	—%	(2)%	(1)%	(2)%	(2)%	(2)%
Renewal premium change	2	2	1	1	1	3	1	5	4	3
Retention	86	86	86	87	85	84	85	84	85	84
New business	$568	$136	$138	$154	$140	$530	$109	$139	$144	$138

Definitions and Presentation

•	Collectively, CNA Financial Corporation (CNAF) and its subsidiaries are referred to as CNA or the Company.

•
Management uses the core income (loss) financial measure (formerly referred to as net operating income) to monitor the Company’s operations. Please refer to Note O to the Consolidated Financial Statements within the December 31, 2017 Form 10-K for further discussion of this non-GAAP financial measure.

•
Management uses underwriting results to monitor insurance operations. Underwriting results are pretax and are calculated as net earned premiums less total insurance expenses, which includes insurance claims and policyholders' benefits, amortization of deferred acquisition costs and other insurance related expenses.

•
In the evaluation of the results of Specialty and Commercial, management uses the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios. In addition, management also utilizes renewal premium change, rate, retention and new business in evaluating operating trends. Renewal premium change represents the estimated change in average premium on policies that renew, including rate and exposure changes. Rate represents the average change in price on policies that renew excluding exposure change. Exposure represents the measure of risk used in the pricing of the insurance product. Retention represents the percentage of premium dollars renewed in comparison to the expiring premium dollars from policies available to renew. Rate, renewal premium change and retention presented for the prior year is updated to reflect subsequent activity on policies written in the period. New business represents premiums from policies written with new customers and additional policies written with existing customers.

•
This financial supplement may also reference or contain financial measures that are not in accordance with GAAP. Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. Core income, which is derived from certain income statement amounts, is used by management to monitor performance of the Company's insurance operations. The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk.

•
Core income (loss) is calculated by excluding from net income (loss) the after-tax effects of i) net realized investment gains or losses, ii) income or loss from discontinued operations, iii) any cumulative effects of changes in accounting guidance and iv) deferred tax asset and liability remeasurement as a result of an enacted U.S. Federal tax rate change. The calculation of core income (loss) excludes net realized investment gains or losses because net realized investment gains or losses are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors core income (loss) for each business segment to assess segment performance. Presentation of consolidated core income (loss) is deemed to be a non-GAAP financial measure. For reconciliations of non-GAAP measures to the most comparable GAAP measures and other information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the press release, available at www.cna.com.

•	Pretax net prior year development and other includes the effects of interest accretion and change in allowance for uncollectible reinsurance and deductible amounts.

•	Certain immaterial differences are due to rounding.

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